EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT
                               As of March 1, 1997

                                                                   Percentage Of
                                                                    Voting Stock
                                                                      Owned Or
                                                                     Controlled
                                                         Place of      By The
                Name                                  Incorporation  Registrant

Whitman Corporation (Registrant).........................Delaware
   IC Equities, Inc..................................... Delaware        100%
   Whitman Leasing, Inc..................................Delaware        100
   Whitman Insurance Co., Ltd............................Bermuda         100
   Illinois Center Corporation...........................Delaware        100
   Mid-America Improvement Corporation...................Illinois        100
   South Properties, Inc.................................Illinois        100
     Environ of Inverrary, Inc.......................... Florida         100
     S&T of Mississippi, Inc.............................Mississippi     100
   Midas International Corporation...................... Delaware        100
     Cosmic Enterprises, Inc.............................Delaware        100
       Cosmic Stores, Inc................................New York        100
     Cosmic of Huntington Beach, Inc.....................California      100
     Cosmic of Costa Mesa, Inc...........................California      100
     Cosmic of Orange, Inc...............................California      100
     Midas Euro, Inc.....................................Delaware        100
     Midas FSC, Inc......................................Barbados        100
     Midas Realty Corporation............................Delaware        100
       Midas Properties, Inc.............................New York        100
     Muffler Corporation of America......................Illinois        100
     Midas Mufflers (Vic.) Pty. Ltd..................... Australia       100
       Midas Australia Pty. Ltd........................  Australia       100
     Midas Illinois, Inc.................................Illinois        100
     Midas Europe S.A.M..................................Monaco          100
     Midas Italy, Inc................................... Delaware        100
       Midas Italia S.R.L................................Italy           100
     Midas Spain, Inc....................................Delaware        100
   Pepsi-Cola General Bottlers, Inc......................Delaware         80
     PCGB, Inc...........................................Illinois         80
     Genadco Advertising Agency, Inc.....................Illinois         80
     General Bottlers, Inc...............................Delaware         80
     Iowa Vending, Inc...................................Delaware         80
     Kolmar Products Corporation.........................Wisconsin        80
     Pepsi-Cola General Bottlers of Indiana, Inc.........Delaware         80
     Pepsi-Cola General Bottlers of Ohio, Inc............Delaware         80
     Pepsi-Cola General Bottlers of Virginia, Inc........Virginia         80
     Pepsi-Cola General Bottlers of Princeton, Inc.......West Virginia    80
     Pepsi-Cola Bottling Co. of Bloomington, Inc.........Delaware         80
     Pepsi-Cola Bottling Co. of Wisconsin, Inc.......... Wisconsin        80
     Marquette Bottling Works, Incorporated..............Michigan         80
     Northern Michigan Vending, Inc......................Michigan         80
     Pepsi-Cola General Bottlers of Iowa, Inc............Iowa             80
     GB International, Inc...............................Delaware         80
     General Bottlers Sp.z o.o...........................Poland           80
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     Neva Holdings LLC...................................Delaware         80
       GB Russia LLC.....................................Delaware         80
         O.O.O. Pepsi-Cola General Bottlers..............Russia           80
   Hussmann Corporation..................................Missouri        100
     Krack Corporation.................................. Illinois        100
     Hussmann International Sales Corporation............Barbados        100
     Hussmann Tempcool Holdings PTE Limited..............Singapore        50
     Luoyang Hussmann Refrigeration Co., Ltd.............China            55
     Refrigeracion Frio Lux S.A.I........................Chile            75
   Whitman International, Inc..........................  Delaware        100
   Whitman Netherlands B.V.............................  Netherlands     100
     Hussmann Mexico S.A. de C.V.........................Mexico          100
       American Refrigeration Products S.A. de C.V.......Mexico          100
       Industrias Frigorificas S.A. de C.V...............Mexico          100
       Hussmann Immobiliaria, S.A. de C.V................Mexico          100
     Finanza I B.V.......................................Netherlands     100
       Fast-Frio do Brasil Ltda......................... Brazil           70
       Hussmann Canada Holdings, Ltd.....................Canada          100
         Hussmann Canada, Inc............................Canada          100
       Hussmann Holdings, Ltd............................Great Britain   100
         Hussmann (Europe) Ltd...........................Great Britain   100
         Capital Metalworks Limited....................  Great Britain   100
         Hussmann Refrigeration (Hungary) KFT............Hungary          60
     Finanza II B.V......................................Netherlands     100
       Midas France S.A................................. France          100
       Midas S.A.........................................Belgium         100
       Midas Silenciador, S.A............................Spain           100
       Carex Uitlaatcenter N.V...........................Belgium         100
       Midas Canada Holdings, Ltd........................Canada          100
         Midas Canada, Inc...............................Canada          100
           Midas Realty Corp. of Canada, Inc.............Canada          100
       Midas Autoservice GmbH............................Austria         100
       Midas Schweiz AG................................. Switzerland     100

     The names of certain subsidiaries are omitted because such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.